Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-206534) on Form S-8 of our report dated August 20, 2021 appearing in the annual report on Form 11-K of Rocky Mountain Chocolate Factory, Inc. 401(k) Plan as of February 28, 2022.

/s/ Plante & Moran, PLLC

Boulder, Colorado

August 23, 2022